                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                 _____________________________________________

                                   FORM 8-K
                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported)
                               January 21, 1997

                                FMC CORPORATION
      -------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)

          Delaware                        1-2376                 94-0479804
--------------------------------------------------------------------------------
(State or other jurisdiction     (Commission File Number)     (I.R.S. Employer
     of incorporation)                                       Identification No.)

              200 East Randolph Drive, Chicago, Illinois    60601
--------------------------------------------------------------------------------
               (address of principal executive offices)   (Zip Code)

                                (312) 861-6000
          -----------------------------------------------------------
             (Registrant's telephone number, including area code)

Item 5.  Other Events
         ------------

On January 21, 1997, FMC Corporation issued the following release:

FMC REPORTS FOURTH QUARTER, 1996 YEAR-END RESULTS


CHICAGO, January 21, 1997 -- FMC Corporation today reported fourth quarter sales of $1.4 billion from continuing operations, an increase of 15 percent from $1.2 billion in the fourth quarter of 1995. After-tax income from continuing operations of $45 million increased from $25 million in the fourth quarter of 1995. Earnings per share from continuing operations increased to $1.17 compared with $.66 in the 1995 quarter.

      In 1996, sales from continuing operations were $5 billion, up 12 percent from $4.5 billion in 1995. After-tax income of $218 million from continuing operations increased from $214 million before special income and expense items in 1995. Earnings from continuing operations were $5.73 per share compared with the prior year's earnings of $5.68 per share from continuing operations before special income and expense items.

                                     -more-

PAGE 2/FMC REPORTS FOURTH QUARTER, YEAR-END RESULTS




     According to FMC Chairman and Chief Executive Officer Robert N. Burt:
"We achieved record sales and income from continuing operations in 1996 despite significant expenses in the start-up of our growth strategy investments. We expect further growth in 1997, but it will be moderated by weakness in the soda ash and hydrogen peroxide markets, and start-up expenses associated with our new herbicide and lithium plants."




QUARTERLY REVIEW OF OPERATIONS

     Industrial Chemicals sales of $273 million increased 5 percent from $260 million in the fourth quarter of 1995. Earnings were $65 million (net of minority interest), including a $24 million gain ($6.5 million after tax) from the sale of the company's minority interest in a Japanese hydrogen peroxide venture. Earnings in the 1995 period were $25 million, reflecting manufacturing disruptions that negatively affected earnings. In the 1996 quarter, soda ash prices and volumes were up from the 1995 period. North American hydrogen peroxide prices and shipments were lower than in the fourth quarter of 1995 due to continued weakness in the pulp and paper market. Phosphorus sales and profits were ahead of 1995, reflecting higher prices. European chemical operations maintained strong performance based on higher prices and continuing cost improvements.

                                     -more-

Page 3/FMC Reports Fourth Quarter, Year-end Results

     Performance Chemicals sales of $270 million increased 8 percent from $250 million in the 1995 period, and earnings of $12 million in 1996 increased from $6 million in the 1995 fourth quarter. Sales of agricultural products continued to increase; however, earnings were lower than the 1995 quarter due to spending and start-up costs related to the planned introduction of Authority herbicide. Continuing difficulties in the start-up process at our new herbicide plant will result in a shortfall of quantities necessary to meet estimated market demand in 1997, although we still expect solid, year-over-year improvements in agricultural products performance. Results from the specialty chemicals businesses were stronger than in the prior-year quarter. Food and pharmaceutical ingredient sales and profits improved on increased global demand and new applications developments. Lithium sales and profits also rose with increased use of lithium-based intermediates in the pharmaceutical industry. The initial start-up of our new, low-cost lithium plant in Argentina will be underway during the first half of 1997.

     Machinery and Equipment sales of $556 million increased from $414 million in the 1995 quarter, and profits of $22 million increased 24 percent from $17 million in the prior-year period. Sales of energy equipment were up on the basis of strong subsea wellhead and marine loading arm deliveries. Airline equipment sales improved significantly on the basis of market share gains in a strong market.

                                     -more-

Page 4/FMC Reports Fourth Quarter, Year-end Results

Food machinery sales improved on the strength of acquisitions. Profit improvement was driven by increases in sales and continuing margin improvement in the wellhead business. At the end of 1996, the Machinery and Equipment backlog was $923 million, up from $545 million at the beginning of the year, reflecting acquisitions and increased energy equipment activity.

     Defense Systems sales of $271 million increased 2 percent from $265 million in the 1995 period. Profits of $25 million (net of minority interest) were slightly ahead of the prior-year quarter. Results in 1996 benefited from the ongoing Crusader development program and a gain from a legal judgment. Defense backlog was $1.6 billion at the end of the quarter, up from $1.5 billion at the end of 1995.

     Net interest expense in the quarter increased to $22 million from $18 million in the 1995 fourth quarter, reflecting higher debt levels associated with acquisitions, increased capital spending and higher working capital associated with sales growth. Corporate expenses declined to $24 million from $27 million due to continued savings from reduced staffing levels. Other income was unfavorable by $5 million in the 1996 quarter compared with the prior-year period due to a favorable legal outcome in 1995.

                                     -more-

Page 5/FMC Reports Fourth Quarter, Year-end Results

Full Year 1996 Results

     Industrial Chemicals sales of $1 billion increased 7 percent, and profits (net of minority interest) of $182 million increased 19 percent from 1995, primarily reflecting improved soda ash pricing and volumes, and a gain on a sale of the company's minority interest in a Japanese hydrogen peroxide venture. Earnings in 1996 reflect the full-year minority interest impact of the July 1995 sale of a 20 percent interest in FMC's soda ash business.

     Performance Chemicals sales of $1.3 billion increased 6 percent, and profits were down 3 percent to $159 million. Results were driven by higher raw material costs in food ingredients and pharmaceuticals and higher costs related to the pending launch of a new herbicide.

     Machinery and Equipment sales of $1.7 billion increased 25 percent, and profits of $76 million increased 54 percent. Increased sales resulted from acquisitions and strengthening market conditions in the energy, food machinery and airline equipment businesses. Those improved market conditions also led to improved profitability.

     Defense Systems sales of $1 billion increased 5 percent and profits (net of minority interest) of $99 million decreased 6 percent from last year.

                                 -more-

Page 6/FMC Reports Fourth Quarter, Year-end Results

     On July 31, 1996, FMC sold its 80 percent interest in FMC Gold Company. The operating loss from the gold business, the gain from the sale of the gold company, and increases in reserves from previously divested operations, primarily related to general and product liability, resulted in a net loss from discontinued operations of $7 million in 1996.

     Corporate expenses declined $8 million, reflecting the benefits of the company's restructuring program. Net interest expense of $93 million increased 25 percent, reflecting increased capital spending, acquisitions and higher working capital requirements associated with sales growth.

     FMC Corporation is one of the world's leading producers of chemicals and machinery for industry, government and agriculture. The Chicago-based company reported annual sales of $5 billion in 1996, with sales to more than 100 countries accounting for 48 percent of total annual revenues. FMC employs 22,000 people at 115 manufacturing facilities and mines in 24 countries. The company divides its businesses into four major segments: Industrial Chemicals, Performance Chemicals, Machinery and Equipment, and Defense Systems.


                                   #   #   #

Safe Harbor Statement under the Private Securities Litigation Act of 1995:
Statements in this news release that are forward-looking statements are subject to various risks and uncertainties including but not limited to economic conditions, product demand and industry capacity, competitive products and pricing, manufacturing efficiencies, new product development, availability and price of raw materials and critical manufacturing equipment, new plant startups, the regulatory and trade environment and other risks indicated in the corporation's form 10-K and other SEC filings. Such information contained herein represents management's best judgment as of the date hereof based on information currently available. The corporation does not intend to update this information and disclaims any legal liability to the contrary.

                 FMC CORPORATION AND CONSOLIDATED SUBSIDIARIES
                 ---------------------------------------------
                       CONSOLIDATED STATEMENTS OF INCOME
                       ---------------------------------
                   EXCLUDES SPECIAL INCOME AND EXPENSE ITEMS
                   -----------------------------------------
             (UNAUDITED AND IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                               Three Months                 Twelve Months
                                                             Ended December 31            Ended December 31
                                                       --------------------------        --------------------
                                                         1995              1996            1995        1996
                                                       --------          --------        --------    --------

Sales                                                  $1,184.4          $1,362.8        $4,450.8    $4,969.4
Other revenue                                              17.1              44.8            56.9       111.2
                                                       --------          --------        --------    --------

Total revenue                                           1,201.5           1,407.6         4,507.7     5,080.6

Operating costs and expenses                            1,132.4           1,296.0         4,070.9     4,608.1
                                                       --------          --------        --------    --------

                                                           69.1             111.6           436.8       472.5

Minority interests                                         16.2               8.9            58.7        56.9
Net interest expense                                       17.7              22.1            74.6        93.0
                                                       --------          --------        --------    --------
Income from continuing operations
  before income taxes and special
  income and expense items                                 35.2              80.6           303.5       322.6

Provision for income taxes                                 10.1              36.0            89.5       104.5
                                                       --------          --------        --------    --------
Income from continuing operations before
  special income and expense items                         25.1              44.6           214.0       218.1
                                                       --------          --------        --------    --------

Discontinued operations, net of taxes                       3.3                 -            (1.9)       (7.4)
                                                       --------          --------        --------    --------
After-tax income before special income
   and expense items                                   $   28.4          $   44.6        $  212.1    $  210.7
                                                       ========          ========        ========    ========
Earnings (loss) per common share:
  Continuing operations                                $   0.66          $   1.17        $   5.68    $   5.73
  Discontinued operations                                  0.09                 -           (0.05)      (0.19)
                                                       --------          --------        --------    --------
 After-tax income before special income
     and expense items                                 $   0.75          $   1.17        $   5.63    $   5.54
                                                       ========          ========        ========    ========
Average number of shares used in
 earnings per share computations                           37.9              38.1            37.7        38.1
                                                       ========          ========        ========    ========

Note 1: Prior period amounts have been reclassified to present the Precious Metals segment as a discontinued operation.

                 FMC CORPORATION AND CONSOLIDATED SUBSIDIARIES
                 ---------------------------------------------
                             INDUSTRY SEGMENT DATA
                             ---------------------
                          (Unaudited and in millions)





                                             Three Months            Twelve Months
                                          Ended December 31        Ended December 31
                                         --------------------      ------------------
                                           1995        1996          1995     1996
                                         --------    --------      --------  --------
Sales
-----

Industrial Chemicals                     $  259.9    $  272.5      $  976.8  $1,041.3

Performance Chemicals                       250.0       269.8       1,176.5   1,251.8

Machinery and Equipment                     414.0       556.4       1,351.0   1,684.9

Defense Systems                             265.3       270.9         968.2   1,018.8

Eliminations                                 (4.8)       (6.8)        (21.7)    (27.4)
                                         --------    --------      --------  --------

                                         $1,184.4    $1,362.8      $4,450.8  $4,969.4
                                         ========    ========      ========  ========



Income from continuing operations
---------------------------------
before income taxes
-------------------

Industrial Chemicals                     $   25.0    $   65.4      $  153.1  $  181.8
Performance Chemicals                         5.9        12.3         163.7     159.2
Machinery and Equipment                      17.4        21.5          49.4      75.9
Defense Systems                              23.7        24.7         104.7      98.7
                                         --------    --------      --------  --------
Operating profit from continuing
     operations                              72.0       123.9         470.9     515.6

Restructuring and other charges (1)             -           -        (150.0)        -
Gain on sale of FMC Wyoming stock (2)           -           -          99.7         -
Corporate                                   (26.9)      (23.6)        (99.0)    (91.3)
Net interest expense                        (17.7)      (22.1)        (74.6)    (93.0)
Other income and (expense), net               7.8         2.4           6.2      (8.7)
                                         --------    --------      --------  --------
Income from continuing operations
     before income taxes                 $   35.2    $   80.6      $  253.2  $  322.6
                                         ========    ========      ========  ========



(1) Restructuring and other charges consist of increased environmental reserves ($82.5), and other charges primarily related to reserves covering the shift of lithium-based production to Argentina ($52.0) and write-off of acquired in-process R&D related to Moorco International Inc. acquisition ($15.5). Restructuring and other charges totaled $96.2 after tax.

(2)    Gain on sale of FMC Wyoming stock was a nontaxable transaction.

FMC has modified its presentation of segment results, effective first quarter 1996, to better align them with management's evaluation of segment performance. Accordingly, business segment results are net of minority interest, reflecting only FMC's share of earnings. The corporate line primarily reflects staff expenses, and other income and expense reflects all other corporate items, including certain relatively minor amounts previously allocated to business segments. 1995 segment results have been reclassified to be consistent with current presentations. The company's Precious Metals segment has been reclassified as a discontinued operation.

                 FMC CORPORATION AND CONSOLIDATED SUBSIDIARIES
                 ---------------------------------------------
                       CONSOLIDATED STATEMENTS OF INCOME
                       ---------------------------------
             (UNAUDITED AND IN MILLIONS, EXCEPT PER SHARE AMOUNTS)


                                         Three Months        Twelve Months
                                      Ended December 31    Ended December 31
                                      ------------------  --------------------
                                        1995      1996      1995       1996
                                      --------  --------  ---------  ---------

Sales                                 $1,184.4  $1,362.8  $4,450.8   $4,969.4
Other revenue                             17.1      44.8      56.9      111.2
                                      --------  --------  --------   --------
Total revenue                          1,201.5   1,407.6   4,507.7    5,080.6

Operating costs and expenses           1,132.4   1,296.0   4,086.4    4,608.1
Restructuring and other charges              -         -     134.5          -
                                      --------  --------  --------   --------
Total costs and expenses               1,132.4   1,296.0   4,220.9    4,608.1
                                      --------  --------  --------   --------
                                          69.1     111.6     286.8      472.5

Minority interests                        16.2       8.9      58.7       56.9
Gain on sale of FMC Wyoming stock            -         -     (99.7)         -
Net interest expense                      17.7      22.1      74.6       93.0
                                      --------  --------  --------   --------
Income from continuing operations
 before income taxes                      35.2      80.6     253.2      322.6

Provision for income taxes                10.1      36.0      35.7      104.5
                                      --------  --------  --------   --------
Income from continuing operations         25.1      44.6     217.5      218.1
                                      --------  --------  --------   --------
Discontinued operations, net of taxes      3.3         -      (1.9)      (7.4)
                                      --------  --------  --------   --------
Net income                            $   28.4  $   44.6  $  215.6   $  210.7
                                      ========  ========  ========   ========

Earnings (loss) per common share:
  Continuing operations               $   0.66  $   1.17   $  5.77   $   5.73
  Discontinued operations                 0.09         -     (0.05)     (0.19)
                                      --------  --------   -------   --------
 Net income                           $  0.75   $   1.17   $  5.72   $   5.54
                                      ========  ========   =======    =======
Average number of shares used in
earnings per share computations          37.9       38.1      37.7       38.1
                                      ========  ========   =======    =======


Note 1: Prior period amounts have been reclassified to present the Precious Metals segment as a discontinued operation.